SKY QUARRY INC.
(the “Corporation”)

AUDIT COMMITTEE CHARTER

(Adopted by the Board of Directors effective June 1, 2020)

1.ESTABLISHMENT OF COMMITTEE

The board of directors (the "Board") of Sky Quarry Inc. (the "Corporation") hereby establishes a committee to be called the Audit Committee (the "Committee"). The charter of the Committee is described below.

2.FUNCTION AND PURPOSE

The function of the Committee is to assist the Board in fulfilling its responsibilities to the shareholders of the Corporation, applicable securities regulatory authorities and stock exchanges, the investment community and others by:

(a)reviewing the annual and interim (quarterly) financial statements, related management discussion and analysis (“MD&A”) and, where applicable, other financial information disclosed by the Corporation to any governmental body or the public, prior to its approval by the Board;

(b)overseeing the review of interim (quarterly) financial statements and/or MD&A by the Corporation’s external auditor;

(c)recommending the appointment and compensation of the Corporation’s external auditor, overseeing the external auditor’s qualifications and independence and providing an open avenue of communication among the external auditor, financial and senior management and the Board;

(d)directly overseeing the work of the external auditor on the audit of annual financial statements; and

(e)monitoring the Corporation’s financial reporting process and internal controls and compliance with legal and regulatory requirements related thereto.

The Audit Committee should primarily fulfill these responsibilities by carrying out the activities enumerated in Section 4 of this Charter. However, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”), to conduct investigations, or to assure compliance with laws and regulations or the Corporation’s internal policies, procedures and controls, as these are the responsibility of management and in certain cases the external auditor.

3.COMPOSITION OF THE COMMITTEE

The membership of the Committee shall be as follows:

A.the Committee shall consist of a minimum of one director of the Corporation;

B.the majority of the members of the Committee:

i.shall not be, and shall not have been during the preceding 12 months, (A) an officer or employee of the Corporation or an affiliate of the Corporation, (B) a person who beneficially owns 10% or more of the outstanding voting securities of the Corporation, or (C) a relative of a person referred to in clause (A) or (B) residing in the same home as that person; and

ii.shall be free from any interest, any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholdings. In determining whether a director is independent of management for the purposes of this charter, the Board shall make reference to the then current legislation, rules, policies and instruments of applicable regulatory authorities;

C.All members of the Audit Committee must have (or should gain within a reasonable period of time after appointment) a working familiarity with basic finance and accounting practices and otherwise be financially literate. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant;

D.members of the Committee shall be appointed annually by the Board, at the first meeting of the Board after the annual general meeting of shareholders of the Corporation, from among directors of the Corporation;

E.the chair (the "Chair") of the Committee shall be appointed by the Board;

F.a member of the Committee shall cease to be a member of the Committee upon ceasing to be a director of the Corporation; and

G.any member of the Committee may be removed or replaced at any time by resolution of the directors of the Corporation. If and whenever a vacancy shall exist on the Committee, the remaining members may exercise all its powers so long as a quorum remains.

4.DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The Audit Committee shall review and recommend to the Board for approval:

(a)the Corporation’s annual and interim financial statements, including any certification, report, opinion or review rendered by the external auditor, and review related MD&A;

(b)press releases of the Corporation that contain financial information;

(c)other financial information provided to any governmental body, stock exchange or the public as they see fit;

(d)documents referencing, containing or incorporating by reference the annual audited consolidated financial statements or interim financial results (e.g., prospectuses, press releases with financial results and Annual Information Form – when applicable) prior to their release; and

(e)any other matter not mentioned herein but otherwise required pursuant to applicable laws.

The Audit Committee, in fulfilling its mandate, will:

(a)satisfy itself that adequate internal controls and procedures are in place to allow the Chief Executive Officer and the Chief Financial Officer to certify financial statements and other disclosure documents as required under securities laws;

(b)review with management relationships with regulators, and the accuracy and timeliness of filing with regulatory authorities (when and if applicable);

(c)ensure that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements and periodically assess the adequacy of those procedures;

(d)recommend to the Board the selection of the external auditor, consider the independence and effectiveness and approve the fees and other compensation to be paid to the external auditor;

(e)review the performance of the external auditor and approve any proposed discharge and replacement of the external auditor when circumstances warrant;

(f)review the annual audit plans of the internal and external auditors of the Corporation;

(g)oversee the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation;

(h)monitor the relationship between management and the external auditor including reviewing any management letters or other reports of the external auditor and discussing any material differences of opinion or disagreements between management and the external auditor;

(i)periodically consult with the external auditor out of the presence of management about significant risks or exposures, internal controls and other steps that management has taken to control such risks, and the fullness and accuracy of the organization’s financial statements. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

(j)arrange for the external auditor to be available to the Audit Committee and the full Board as needed. Ensure that the auditors communicate directly with the Audit Committee and are made accountable to the Board and the Audit Committee, as representatives of the shareholders to whom the auditors are ultimately responsible;

(k)ensure that the external auditors are prohibited from providing non-audit services and approve any permissible non-audit engagements of the external auditors, in accordance with applicable legislation;

(l)review with management and the external auditor the Corporation’s major accounting policies, including the impact of alternative accounting policies and key management estimates and judgments that can materially affect the financial results;

(m)review with management their approach to controlling and securing corporate assets (including intellectual property) and information systems, the adequacy of staffing of key functions and their plans for improvements;

(n)review and approve the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation;

(o)review the expenses of the Chairman, Chief Executive Officer and Chief Financial Officer of the Corporation annually;

(p)establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters; and

(q)perform such other duties as required by the Corporation’s incorporating statute and applicable securities legislation and policies.

The Audit Committee may engage independent counsel and other advisors as it determines necessary to carry out its duties, and may set and pay the compensation of such counsel and advisors. The Audit Committee may communicate directly with the Corporation’s internal and external counsel and advisors.

5.REMUNERATION OF COMMITTEE MEMBERS

Remuneration of the Chair and members of the Committee will be fixed by the Board and reviewed annually at the first meeting of the Board after the annual general meeting of shareholders of the Corporation.

6.MEETINGS OF THE COMMITTEE

Subject to the following requirements, the Committee may determine its own meeting procedures:

A.The Committee shall convene at such dates, times and places as may be designated or approved by the Chair whenever a meeting is requested by the Board, a member of the Committee, the Chief Executive Officer of the Corporation (the "CEO") or any senior executive of the Corporation.

B.The Committee shall convene a minimum of four times per year, and shall meet within 45 days following the end of the first three financial quarters to review and discuss the unaudited financial results for the preceding quarter and related MD&A, and shall meet within 90 days following the end of the financial year end to review and discuss the audited financial results for the preceding year and the related MD&A as well as any accompanying press release, or in both cases, by such earlier times as may be required in order to comply with applicable law or any stock exchange regulation;

C.Notice of each meeting shall be given to each member of the Committee, the Chairman of the Board, the CEO and any other persons the Committee determines should be provided with notice of the meeting;

D.Notice of a meeting of the Committee shall:

i.be in writing;

ii.state the nature of the business to be transacted at the meeting in reasonable detail;

iii.provide the location of the meeting and instructions how to participate remotely if required;

iv.to the extent practicable, be accompanied by copies of documentation to be considered at the meeting; and

v.be given at least two business days prior to the time stipulated for the meeting or such shorter period as the members of the Committee may permit;

E.A quorum for the transaction of business at a meeting of the Committee shall consist of a majority of its members. Every motion at the Committee meeting shall be decided by a majority of votes cast; in the event of a tie vote on any matters, such matters shall be presented to the Board for its consideration and determination;

F.Any member of the Committee may participate in a meeting of the Committee by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other, and a member participating in such a meeting by any such means is deemed to be present at the meeting;

G.The Chair shall preside at all meeting of the Committee, and in the absence of the Chair, the members of the Committee shall choose one of the members present to be chair of the meeting. In addition, the members of the Committee shall choose one of the persons present to be the secretary of the meeting;

H.The Chairman of the Board, senior management of the Corporation and other parties may attend meetings of the Committee; however, the Committee may meet separately with management;

I.The Committee shall meet in a separate, non-management, in camera session at each meeting. The Committee may invite such officers, directors and employees of the Corporation or affiliates as it sees fit from time to time to attend meetings of the Committee and to assist in the discussion of matters being considered by the Committee;

J.Minutes shall be kept of all meetings of the Committee and shall be signed by the chair and the secretary of the meeting; and

K.Minutes of Committee meetings will be sent to all Board members and relevant executive and management staff. Reports on the conduct of the meetings will be made to the Board by the Chair or in their absence, by the chair of the meeting.

7.REPORTING TO THE BOARD

At the earliest reasonable opportunity after each meeting, the Committee shall report to the Board the results of its activities and any reviews undertaken and make recommendations to the Board, including any matters relating to the Policies and its review of any potential conflicts of interest and make recommendations to the Board as deemed appropriate.

8.AUTHORITY OF THE COMMITTEE

The Committee shall have the authority to:

A.make non-material and technical amendments to this Charter to honor the spirit and intent of applicable law as it evolves, which proposed amendments must be reported to the Board prior to adoption thereof;

B.engage independent counsel and other advisors as it determines necessary to carry out its duties;

C.to set and pay the compensation for any advisors employed by the Committee; and

D.perform any other activities consistent with this Charter, the Corporation’s By-laws and governing laws as the Committee or the Board deems necessary or appropriate.

__________